UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2026

URBAN-GRO, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-39933	46-5158469
(Commission File Number)	(IRS Employer Identification No.)

1751 Panorama Point, Unit G

Lafayette, Colorado 80026

(Address and Zip Code of principal executive offices)

(720) 390-3880

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $0.001 per share	UGRO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously reported, on October 14, 2025, urban-gro, Inc. (the “Company”) attended a hearing before a Nasdaq Hearings Panel (the “Panel”) in connection with a determination letter that the Company received from the Nasdaq Listing Qualifications Department on August 28, 2025 due to the Company’s non-compliance with (i) Nasdaq Listing Rule 5550(a)(2) due to the Company’s common stock having had a bid price of less than $1.00 per share for 30 consecutive business days (the “Bid Price Rule”), (ii) Nasdaq Listing Rule 5250(c)(1) due to the Company’s delay in filing its Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and its Quarterly Reports on Form 10-Q for the periods ended March 31, 2025 and June 30, 2025 (the “Timely Filing Requirement”), and (iii) Nasdaq Listing Rule 5550(b)(1), which requires the Company to maintain minimum stockholders’ equity of $2.5 million (the “Stockholders’ Equity Requirement”). Also as previously reported, on October 30, 2025, the Company received a notice from Nasdaq notifying the Company that the Panel had determined to grant the Company’s request to continue its listing on The Nasdaq Capital Market, conditioned on the Company regaining compliance with the Timely Filing Requirement and the Stockholders’ Equity Requirement on or before December 31, 2025 and regaining compliance with the Bid Price Rule on or before January 28, 2026. The Company also received a determination letter on November 18, 2025 with respect to the Company’s delay in filing its Quarterly Report on Form 10-Q for the period ended September 30, 2025, resulting in an additional basis for delisting the Company’s securities.

On January 6, 2026, the Company received a determination letter (the “Letter”) from Nasdaq stating that because the Company did not hold an annual meeting of stockholders within twelve months from the Company’s prior fiscal year end as required by Nasdaq Listing Rule 5620(a) (the “Annual Meeting Requirement”), the resulting non-compliance would be an additional basis for delisting the Company’s securities. The Letter notified the Company that the Panel would consider the matter in their decision regarding the Company’s continued listing on the Nasdaq Capital Market, and requested that the Company present its views with respect to the additional deficiency in writing by January 9, 2026. The Company intends to make a submission to the Panel by the requested date, and has requested an additional extension to comply with the Bid Price Rule, the Stockholders’ Equity Requirement and the Timely Filing Requirement, although there can be no assurance that an extension will be granted.

There can be no assurance that the Company will be able to regain compliance with the Bid Price Rule, the Timely Filing Requirement, the Stockholders’ Equity Requirement or the Annual Meeting Requirement, or will otherwise be in compliance with other applicable Nasdaq Listing Rules. If the Company’s securities are delisted from Nasdaq, it could be more difficult to buy or sell the Company’s common stock or to obtain accurate quotations, and the price of the Company’s common stock could suffer a material decline. Delisting could also further impair the Company’s ability to raise capital and/or trigger defaults, penalties or termination rights under outstanding agreements or securities of the Company, including the binding letter of intent between the Company and Flash Sports & Media, Inc., which would have a material adverse effect on the Company’s business and stock price and could result in the Company ceasing operations.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can be identified by the use of words such as “should,” “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” “proposes” and similar expressions. Although the Company believes that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks, uncertainties and other important factors that could cause actual results to differ materially from such forward-looking statements, including the risk that the Company may not regain compliance with the Bid Price Rule, the Timely Filing Requirement, the Stockholders’ Equity Requirement, the Annual Meeting Requirement, or otherwise fail to meet the requirements for continued listing under applicable Nasdaq Listing Rules, among other risks, uncertainties, and important factors discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as updated by its other filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date of the document in which they are contained, and the Company does not undertake any duty to update any forward-looking statements, except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URBAN-GRO, INC.

Date: January 8, 2026	By:	/s/ Bradley Nattrass
		Name:	Bradley Nattrass
		Title:	Chairman and Chief Executive Officer

2